Exhibit 99.1

COHEN & COMPANY REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS

Board Declares Quarterly Dividend of $0.25 per Share

Philadelphia and New York, November 12, 2026 – Cohen & Company Inc. (NYSE American: COHN) (“Cohen & Company” or the “Company”) today reported financial results for its third quarter ended September 30, 2026. In a separate release, the Company also announced today that Daniel G. Cohen, Executive Chairman of the Board, has been appointed Chief Executive Officer.

Daniel G. Cohen, Executive Chairman and Chief Executive Officer of Cohen & Company, said, “We are encouraged by the continued strong performance in our full-service boutique investment bank, Cohen & Company Capital Markets (“CCM”), and in our gestation repo business. During the third quarter, CCM underwrote six SPAC IPOs and one closed-end fund, raising $1.8 billion for clients, and advised on and raised capital for eight de-SPAC transactions, exemplifying its status as a leading SPAC advisor on Wall Street. Additionally, our gestation repo book grew to an all-time high of $4.5 billion during the quarter, illustrating the strength of our mortgage business. While third quarter results were unfavorably impacted by more than $17 million of mark-to-market adjustments in our investment banking and new issue revenue line, in large part due to the environment in our businesses, we still generated $6.9 million of enterprise net income and $648,000 of adjusted pre-tax income. We are focused on consistent production through the end of the year and positioning ourselves to enter 2027 with a strong pipeline. We continue to believe in our future earnings potential and are committed to driving long-term value for our stockholders, including through our quarterly dividend. We have generated $1.47 of fully diluted net income per share year to date and are confident in our future value creation potential.”

Summary Operating Results

	Three Months Ended			Nine Months Ended
($ in thousands)	9/30/26	6/30/26	9/30/25	9/30/26	9/30/25
Investment banking and new issue	$12,714	$54,059	$68,607	$112,484	$132,904
Net trading	12,508	13,888	13,560	39,596	33,528
Asset management	1,681	1,837	1,948	5,937	6,136
Principal transactions and other revenue	5,538	(297)	98	1,813	256
Total revenues	32,441	69,487	84,213	159,830	172,824

Compensation and benefits	21,143	48,185	53,684	110,635	119,673
Non-compensation operating expenses	8,668	8,893	8,769	29,023	23,789
Operating income (loss)	2,630	12,409	21,760	20,172	29,362

Interest expense, net	(1,355)	(1,311)	(1,472)	(4,001)	(4,416)
Gain on sale of management contracts	-	-	1,897	-	2,734
Income (loss) from equity method affiliates	(1,251)	(3,038)	(12,663)	(4,816)	(11,682)
Income (loss) before income tax expense (benefit)	24	8,060	9,522	11,355	15,998
Income tax expense (benefit)	(6,264)	141	733	(6,305)	1,643
Net income (loss)	6,288	7,919	8,789	17,660	14,355
Less: Net income (loss) attributable to the non-convertible non-controlling interest	(624)	(2,058)	(6,853)	(3,400)	(7,167)
Enterprise net income (loss)	6,912	9,977	15,642	21,060	21,522
Less: Net income (loss) attributable to the convertible non-controlling interest	212	6,403	11,049	9,294	15,192
Net income (loss) attributable to Cohen & Company Inc.	$6,700	$3,574	$4,593	$11,766	$6,330
Fully diluted net income (loss) per share	$0.12	$0.94	$2.58	$1.47	$3.61

Adjusted pre-tax income (loss) (1)	$648	$10,118	$16,375	$14,755	$23,165
Fully diluted adjusted pre-tax income (loss) per share (1)	$0.10	$1.62	$2.71	$2.36	$3.90

(1)	Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per share are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). See Note 1 below.

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Financial Highlights

•	Net income attributable to Cohen & Company Inc. was $6.7 million, or $0.12 per diluted share, for the three months ended September 30, 2026, compared to $3.6 million, or $0.94 per diluted share, for the three months ended June 30, 2026, and $4.6 million, or $2.58 per diluted share, for the three months ended September 30, 2025. Adjusted pre-tax income was $0.6 million, or $0.10 per diluted share, for the three months ended September 30, 2026, compared to $10.1 million, or $1.62 per diluted share, for the three months ended June 30, 2026, and $16.4 million, or $2.71 per diluted share, for the three months ended September 30, 2025. Adjusted pre-tax income and adjusted pre-tax income per diluted share are not measures recognized under GAAP. See Note 1 below.

•	Revenue was $32.4 million for the three months ended September 30, 2026, compared to $69.5 million for the prior quarter and $84.2 million for the prior year quarter.

o	Investment banking and new issue revenue was $12.7 million for the three months ended September 30, 2026, down $41.3 million from the prior quarter and down $55.9 million from the prior year quarter. CCM, a division of Cohen & Company Securities, LLC, generated substantially all of the investment banking and new issue revenue in the three quarters presented. During the current quarter, there were $17.6 million of mark-to-market losses on financial instruments CCM received as consideration for services provided, compared to $26.0 million of mark-to-market gains in the prior quarter.

o	Net trading revenue was $12.5 million for the three months ended September 30, 2026, down $1.4 million from the prior quarter and down $1.1 million from the prior year quarter. The decrease from both prior quarters reflected lower trading revenue from the Company’s SPAC equity, corporate, agency, and structured notes trading desks, which was partially offset by higher trading revenue from the mortgage group. The gestation repo book of business was $4.5 billion at September 30, 2026.

o	Asset management revenue was $1.7 million for the three months ended September 30, 2026, down $0.2 million from the prior quarter and down $0.3 million from the prior year quarter.

o	Principal transactions and other revenue was positive $5.5 million for the three months ended September 30, 2026, compared to negative $0.3 million in the prior quarter and positive $0.1 million in the prior year quarter. The current quarter revenue was primarily the result of mark-to-market gains on the Company’s position in Silvia, Inc. (Nasdaq: SVIA), formerly ProCap Financial, Inc., which completed a business combination with Columbus Circle Capital Corp I in December 2025.

•	Compensation and benefits expense during the three months ended September 30, 2026 decreased by $27.0 million from the prior quarter and decreased by $32.5 million from the prior year quarter. The change from both prior quarters was primarily the result of fluctuations in revenue and the related variable incentive compensation. The number of Company employees was 135 as of September 30, 2026, compared to 129 as of June 30, 2026, and 124 as of September 30, 2025.

•	Interest expense during the three months ended September 30, 2026 was $1.4 million, including $1.2 million on our trust preferred securities debt, $94 thousand on our senior promissory notes, and $42 thousand on our bank credit facility.

•	Loss from equity method affiliates for the three months ended September 30, 2026 was $1.3 million, compared to a loss of $3.0 million for the prior quarter and loss of $12.7 million for the prior year quarter. The loss in the current quarter was primarily driven by a $0.8 million loss in Columbus Circle Capital Corp III, which had an offsetting credit recorded in the net income (loss) attributable to the non-convertible non-controlling interest line item of $0.6 million, resulting in a net loss of $0.2 million to the Company, as well as a $0.5 million loss on the Company’s Dutch real estate investments.

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•	Income tax benefit for the three months ended September 30, 2026 was $6.3 million, compared to income tax expense of $0.1 million in the prior quarter, and income tax expense of $0.7 million in the prior year quarter. The current quarter included a $6.5 million deferred tax benefit, partially offset by $0.2 million of current tax expense. Most of the benefit was a result of the reduction of the valuation allowance against carryforward tax assets. The Company will continue to evaluate its operations on a quarterly basis and may adjust the valuation allowance applied against the Company's net operating loss and net capital loss tax assets. Future adjustments could be material and may result in additional tax benefit or tax expense.

Total Equity and Dividend Declaration

•	As of September 30, 2026, total equity was $119.6 million, compared to $103.1 million as of December 31, 2025; the non-convertible non-controlling interest component of total equity was $2.0 million as of September 30, 2026 and $0.4 million as of December 31, 2025. Thus, the total equity excluding the non-convertible non-controlling interest component was $117.5 million as of September 30, 2026, a $14.9 million increase from $102.6 million as of December 31, 2025.

•	The Company’s Board of Directors has declared a quarterly dividend of $0.25 per share, payable on December 14, 2026, to stockholders of record as of November 30, 2026. The Board of Directors will continue to evaluate the dividend policy each quarter, and future decisions regarding dividends may be impacted by quarterly operating results and the Company’s capital needs.

Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time (ET), today, November 12, 2026, to discuss these results. The conference call will be available via webcast. Interested parties can access the webcast by clicking the webcast link on the Company’s homepage at www.cohenandcompany.com. Those wishing to listen to the conference call with operator assistance can dial (877) 524-8416 (domestic) or +1 (412) 902-1028 (international). A replay of the call will be available for three days following the call by dialing (877) 660-6853 or (201) 612-7415, with participant passcode 13763622.

About Cohen & Company

Cohen & Company is a financial services company specializing in an expanding range of capital markets and asset management services. Cohen & Company’s operating segments are Capital Markets, Asset Management, and Principal Investing. The Capital Markets segment consists of sales, trading, gestation repo financing, new issue placements in corporate and securitized products, underwriting, and advisory services, operating primarily through Cohen & Company’s subsidiaries, Cohen & Company Securities, LLC (“Cohen Securities”) in the United States and Cohen & Company Financial (Europe) S.A. in Europe. A division of Cohen Securities, CCM is the Company’s full-service boutique investment bank providing capital markets and SPAC advisory services to corporations, financial sponsors, investors, and institutions. The Capital Markets business segment also includes investment returns on financial instruments that the Company has received as consideration for investment banking and new issue services provided by CCM. The Asset Management segment manages and services assets through investment funds, managed accounts, joint ventures, and collateralized debt obligations. As of September 30, 2026, the Company had approximately $1.3 billion of assets under management in primarily fixed income assets in a variety of asset classes including European bank and insurance trust preferred securities, debt issued by small and medium sized European, U.S., and Bermudian insurance and reinsurance companies, and servicing commercial real estate loans. The Principal Investing segment is comprised primarily of investments the Company has made for the purpose of earning an investment return rather than investments made to support its trading or other capital markets business activity. For more information, please visit www.cohenandcompany.com.

Note 1: Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per share are non-GAAP measures of performance. Please see the discussion under “Non-GAAP Measures” below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

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Forward-looking Statements

This communication contains certain statements, estimates, and forecasts with respect to future performance and events. These statements, estimates, and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties, and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.cohenandcompany.com/investor-relations/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, including those caused by inflation, rising interest rates, and the current geopolitical situation, (b) unfavorable market conditions may lead to a reduction in revenues from our investment banking and new issue revenues, including from underwriting and placement activities, (c) losses caused by financial or other problems experienced by third parties, (d) losses due to unidentified or unanticipated risks, (e) a lack of liquidity, i.e., ready access to funds for use in our businesses, (f) the ability to attract and retain personnel, (g) litigation and regulatory proceedings, (h) reputational harm due to losses or our inability to sell securities we purchase as an underwriter at the anticipated price levels, (i) competitive pressure, (j) an inability to generate incremental income from new or expanded businesses, (k) unanticipated market closures or effects due to inclement weather or other disasters, (l) losses (whether realized or unrealized) on our principal investments, (m) the possibility that payments to the Company of subordinated management fees from its CDOs will continue to be deferred or will be discontinued, (n) the possibility that the Company’s stockholder rights plan may fail to preserve the value of the Company’s deferred tax assets, whether as a result of the acquisition by a person of 5% of the Company’s common stock or otherwise, (o) the Company’s reduction in the volume of its investments into SPACs, (p) the difficulty in identifying potential business combinations as a result of increased competition in the SPAC market, (q) the value of the Company’s holdings of founders shares in post-business combination companies is volatile and may decline and the possibility that significant portions of the founder shares may remain restricted for a long period of time, (r) the possibility that the Company will stop paying quarterly dividends to its stockholders, and (s) that CCM’s gross pipeline of possible transactions may not result in transactions that are consummated and total recognition of all pipeline fees. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties, and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and, therefore, will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

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COHEN & COMPANY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	9/30/26	6/30/26	9/30/25	9/30/26	9/30/25
Revenues
Investment banking and new issue	$12,714	$54,059	$68,607	$112,484	$132,904
Net trading	12,508	13,888	13,560	39,596	33,528
Asset management	1,681	1,837	1,948	5,937	6,136
Principal transactions and other revenue	5,538	(297)	98	1,813	256
Total revenues	32,441	69,487	84,213	159,830	172,824
Operating expenses
Compensation and benefits	21,143	48,185	53,684	110,635	119,673
Business development, occupancy, equipment	2,005	2,591	2,041	6,979	5,858
Subscriptions, clearing, and execution	3,800	3,573	2,771	11,325	7,277
Professional services and other operating	2,650	2,512	3,774	10,086	10,127
Depreciation and amortization	213	217	183	633	527
Total operating expenses	29,811	57,078	62,453	139,658	143,462
Operating income (loss)	2,630	12,409	21,760	20,172	29,362
Non-operating income (expense)
Interest expense, net	(1,355)	(1,311)	(1,472)	(4,001)	(4,416)
Gain on sale of management contracts	-	-	1,897	-	2,734
Income (loss) from equity method affiliates	(1,251)	(3,038)	(12,663)	(4,816)	(11,682)
Income (loss) before income tax expense (benefit)	24	8,060	9,522	11,355	15,998
Income tax expense (benefit)	(6,264)	141	733	(6,305)	1,643
Net income (loss)	6,288	7,919	8,789	17,660	14,355
Less: Net income (loss) attributable to the non-convertible non-controlling interest	(624)	(2,058)	(6,853)	(3,400)	(7,167)
Enterprise net income (loss)	6,912	9,977	15,642	21,060	21,522
Less: Net income (loss) attributable to the convertible non-controlling interest	212	6,403	11,049	9,294	15,192
Net income (loss) attributable to Cohen & Company Inc.	$6,700	$3,574	$4,593	$11,766	$6,330

Earnings per share

Basic
Net income (loss) attributable to Cohen & Company Inc.	$6,700	$3,574	$4,593	$11,766	$6,330
Basic shares outstanding	2,691	2,260	1,741	2,259	1,729
Net income (loss) attributable to Cohen & Company Inc. per share	$2.49	$1.58	$2.64	$5.21	$3.66
Fully Diluted
Net income (loss) attributable to Cohen & Company Inc.	$6,700	$3,574	$4,593	$11,766	$6,330
Net income (loss) attributable to the convertible non-controlling interest	212	6,403	11,049	9,294	15,192
Income tax and conversion adjustment	(6,142)	(4,134)	(107)	(11,868)	(98)
Net income (loss) attributable to Cohen & Company Inc. for fully diluted net income (loss) per share calculation	$770	$5,843	$15,535	$9,192	$21,424
Basic shares outstanding	2,691	2,260	1,741	2,259	1,729
Unrestricted Operating LLC membership units exchangeable into COHN shares	3,594	3,885	4,129	3,883	4,121
Additional dilutive shares	107	102	162	106	83
Fully diluted shares outstanding (1)	6,392	6,247	6,032	6,248	5,933
Fully diluted net income (loss) per share	$0.12	$0.94	$2.58	$1.47	$3.61

Reconciliation of adjusted pre-tax income (loss) to net income (loss) attributable to Cohen & Company Inc. and calculations of per share amounts

Net income (loss) attributable to Cohen & Company Inc.	$6,700	$3,574	$4,593	$11,766	$6,330
Addback (deduct): Income tax expense (benefit)	(6,264)	141	733	(6,305)	1,643
Addback (deduct): Net income (loss) attributable to the convertible non-controlling interest	212	6,403	11,049	9,294	15,192
Adjusted pre-tax income (loss)	$648	$10,118	$16,375	$14,755	$23,165

Adjusted fully diluted shares outstanding (2)	6,392	6,247	6,032	6,248	5,933
Fully diluted adjusted pre-tax income (loss) per share	$0.10	$1.62	$2.71	$2.36	$3.90

(1) When the fully diluted net income (loss) per share is anti-dilutive, the basic shares outstanding are presented on this line item.

(2) Adjusted fully diluted shares outstanding includes (a) weighted average unrestricted and restricted Operating LLC units exchangeable into COHN shares and (b) weighted average unrestricted and restricted shares, even during periods when the corresponding GAAP calculation of fully diluted shares outstanding above does not include them. The Operating LLC units are always included because the non-GAAP measure of performance, adjusted pre-tax income (loss), always includes net income (loss) attributable to the corresponding convertible interest.

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COHEN & COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2026
	(unaudited)	December 31, 2025
Assets
Cash and cash equivalents	$68,812	$56,762
Receivables from brokers, dealers, and clearing agencies	58,794	46,194
Due from related parties	1,371	1,401
Other receivables	15,766	8,896
Investments - trading	187,776	140,576
Other investments, at fair value	69,737	57,258
Receivables under resale agreements	561,696	357,408
Investment in equity method affiliates	10,659	6,661
Deferred income taxes	10,659	4,126
Goodwill	109	109
Right-of-use asset - operating leases	14,299	15,406
Other assets	7,205	5,788
Total assets	$1,006,883	$700,585

Liabilities
Payables to brokers, dealers, and clearing agencies	$48,040	$4
Accounts payable and other liabilities	8,841	17,944
Due to related parties	2,744	-
Accrued compensation	95,231	92,689
Trading securities sold, not yet purchased	81,659	36,617
Other investments sold, not yet purchased, at fair value	87	-
Securities sold under agreements to repurchase	603,527	400,391
Operating lease liability	15,754	16,959
Debt	31,449	32,895
Total liabilities	887,332	597,499

Equity
Voting non-convertible preferred stock	27	27
Common stock	34	21
Additional paid-in capital	91,317	78,539
Accumulated other comprehensive loss	(1,087)	(914)
Accumulated deficit	(18,778)	(26,593)
Total stockholders' equity	71,513	51,080
Non-controlling interest	48,038	52,006
Total equity	119,551	103,086
Total liabilities and equity	$1,006,883	$700,585

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Non-GAAP Measures

Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per diluted share

Adjusted pre-tax income (loss) is not a financial measure recognized by GAAP. Adjusted pre-tax income (loss) represents net income (loss) attributable to Cohen & Company Inc., computed in accordance with GAAP, excluding income tax expense (benefit), plus the net income (loss) attributable to the convertible non-controlling interest. Income tax expense (benefit) has been excluded because a pre-tax measurement of enterprise earnings that includes net income (loss) attributable to the convertible non-controlling interest is a useful and appropriate measure of performance. Furthermore, our income tax expense (benefit) has been, and we expect it will continue to be, a substantially non-cash item for the foreseeable future, generated from adjustments in our valuation allowance applied to the Company’s gross deferred tax assets. Convertible non-controlling interest is added back to adjusted pre-tax income (loss) because the underlying Cohen & Company, LLC equity units are convertible into Cohen & Company Inc. shares. Adjusted pre-tax income (loss) per diluted share is calculated by dividing adjusted pre-tax income (loss) by diluted shares outstanding, both of which include adjustments used in the corresponding calculation in accordance with GAAP.

We present adjusted pre-tax income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted pre-tax income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted pre-tax income (loss) and related per diluted share amounts to evaluate the performance of our enterprise operations. Adjusted pre-tax income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted pre-tax income (loss) should not be assessed in isolation from or construed as a substitute for net income (loss) attributable to Cohen & Company Inc. prepared in accordance with GAAP. Adjusted pre-tax income (loss) is not intended to represent and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors -	Media -
Cohen & Company Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr.	Joseph Sala or Zach Genirs
Executive Vice President and	212-355-4449
Chief Financial Officer
215-701-8952
investorrelations@cohenandcompany.com

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